As filed with the Securities and Exchange Commission on September 20, 2004
                                                     Registration No. 333-______
 -------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                              E COM VENTURES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                  -------------

                                     Florida
         (State or Other Jurisdiction of Incorporation or Organization)

                                   65-0977964
                      (I.R.S. Employer Identification No.)

    251 International Parkway
         Sunrise, Florida                                               33325
(Address of Principal Executive Offices)                              (Zip Code)

                             2000 Stock Option Plan
                            (Full Title of the Plan)
                                  -------------

                                  A. Mark Young
                             Chief Financial Officer
                            251 International Parkway
                             Sunrise, Florida 33325
                     (Name and Address of Agent For Service)

                                 (954) 335-9100
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              Alan H. Aronson, Esq.
                               Akerman Senterfitt
                        One S.E. Third Avenue, 28th Floor
                              Miami, Florida 33131
                                 (305) 374-5600
                                  -------------

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------
                                                 Proposed
Title of Each Class of                           Maximum           Proposed Maximum
Securities To Be           Amount To Be        Offering Price      Aggregate Offering     Amount Of
Registered                 Registered(1)       Per Share(2)              Price          Registration Fee(2)
----------                 -------------       ------------              -----          -------------------
-------------------------------------------------------------------------------------------------------------
Common Stock                 723,408             $9.80             $7,089,398            $899
                             shares(3)(4)
-------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2000 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of common stock of E Com Ventures, Inc. on September 10, 2004, as reported by the Nasdaq SmallCap Market.

(3) Represents shares issuable upon the exercise of options granted and/or to be granted under the 2000 Stock Option Plan (the "Plan"). Also includes a like number of stock options which may be granted pursuant to the Plan.

(4) Includes (1) up to 204,252 shares of common stock issuable upon exercise of a like number of options granted or to be granted under the Plan pursuant to an amendment to the Plan that increased the number of shares issuable upon the exercise of options that may be granted under the Plan from 661,946 to 866,198 and (2) up to 519,156 shares of common stock issuable upon exercise of a like number of options which may be granted under the Plan, which number is an estimate of the additional shares of common stock available for issuance upon exercise of options granted or to be granted under the Plan pursuant to the evergreen provision of the Plan.
--------------------------------------------------------------------------------

Explanatory Note:

      This Registration Statement on Form S-8 is being filed with respect to the 2000 Stock Option Plan (the "Plan") for the purpose of registering an additional 723,408 options to be granted (the "Options") under the Plan and 723,408 shares (the "Shares") of common stock of E Com Ventures, Inc. (the "Common Stock") issuable upon exercise of options granted or to be granted under the Plan. We previously filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-70608) on October 1, 2001 (the "Original S-8") in order to register shares of our Common Stock issuable under the Plan. The contents of such earlier Registration Statement are incorporated herein by reference.

Part II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference


      In addition to the Original S-8, the following documents filed with the Commission by us are incorporated by reference herein:

(a) Annual Report on Form 10-K for the year ended January 31, 2004, as amended;

(b) Quarterly Reports on Form 10-Q for the quarters ended May 1, 2004 and July 31, 2004;

(c)   Current Report on Form 8-K filed with the Commission on June 22, 2004;

(d) Description of our Common Stock contained in Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description; and

(e) All documents subsequently filed by us under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 8. Exhibits

Exhibit No    Exhibits

5.1 Opinion of Akerman Senterfitt regarding the legality of the Options and the Common Stock issuable upon exercise of options.

10.17 Amendment to the 2000 Stock Option Plan (incorporated by reference to Appendix A to the Proxy Statement filed with the Commission on April 16, 2004).

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Akerman Senterfitt (included in Exhibit 5.1).

23.1 Power of Attorney is included in the Signature section of this Registration Statement.

                                   Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on this 15th day of September, 2004.


                               E COM VENTURES, INC.


                               By:  /s/ Michael Katz
                                   ---------------------------------------------
                                  Name:  Michael Katz
                                  Title: Chief Executive Officer and President

                                Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Katz and A. Mark Young, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, lawfully do or cause to be done by virtue hereof.

                                  ------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                TITLE                               DATE
---------                -----                               ----

 /s/ Michael Katz        Chief Executive Officer and         September  15, 2004
-----------------------
Michael Katz             President
                         (Principal Executive Officer)


 /s/ Stephen Nussdorf    Chairman of the Board of Directors  September  15, 2004
-----------------------
Stephen Nussdorf

 /s/ A. Mark Young       Chief Financial Officer,             September 15, 2004
-----------------------
A. Mark Young            (Principal Accounting Officer and
                         Principal Financial Officer)


 /s/ Donovan Chin        Chief Financial Officer              September 15, 2004
-----------------------
Donovan Chin             Perfumania, Inc.


 /s/ Carole Ann Taylor   Director                             September 15, 2004
-----------------------
Carole Ann Taylor


 /s/ Joseph Bouhadana    Director                             September 15, 2004
-----------------------
Joseph Bouhadana


 /s/ Paul Garfinkle      Director                             September 15, 2004
-----------------------
Paul Garfinkle

                                  Exhibit Index



Exhibit
Number       Description

  5.1 Opinion of Akerman Senterfitt regarding the legality of the Options and the Common Stock issuable upon exercise of options.

  23.1       Consent of Deloitte & Touche LLP.